UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): December 6, 2016

BREKFORD CORPORATION (Exact name of registrant as specified in charter)

Delaware	000-52719	20-4086662
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

7020 Dorsey Road
Hanover, Maryland 21076
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (443) 557-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01
Entry into a Material Definitive Agreement

On December 6, 2016, Brekford Corporation (the “Company”) entered into a letter of intent with KeyStone Solutions, Inc. (“KeyStone”)(the “LOI”). KeyStone is a holding company headquartered in Chantilly, Virginia that was formed in 2016 to provide end-to-end services to government contractors from its subsidiary companies. The company’s acquisition strategy is to buy profitable, well run businesses that provide a wide range of complementary services, a “one stop shop” for government contractors.

Pursuant to the LOI, KeyStone and the Company agreed to enter into discussions concerning a potential merger of Brekford and KeyStone, such that after the transaction, KeyStone shareholders would own 80% and Brekford shareholders would own 20% of the fully diluted common stock of the Company. Each of KeyStone and the Company would become wholly-owned subsidiaries of a newly formed holding company (“Parent”). Upon consummation of such transaction, Parent’s Board of Directors would consist of seven members of which KeyStone would appoint six and the Company would appoint one. Management of the Parent would be led by KeyStone Management. Members of the current Company management would continue to serve in the management of the Brekford business.

The LOI is non-binding except for the exclusivity provision described below and any agreement is subject to the negotiation and execution of a definitive transaction agreement, which may vary from the terms set forth in the LOI. A final transaction also is anticipated to be subject to material conditions, including, but not limited to: (i) the approval of the respective boards of directors and shareholders of KeyStone and the Company; (ii) the filing with, and declaration of effectiveness by the SEC, of a registration statement on Form S-4 with respect to the combination; and (iii) other customary conditions for a transaction of this nature. Accordingly, there can be no assurance that a definitive agreement will be reached by the companies, or that any agreement will result in the completion of a combination. In addition, the obligations of KeyStone would be conditioned on the sale by the Company of not more than 81% of the Company’s vehicle services business, which includes rugged information technology solutions and vehicle upfitting services.

The LOI contains an exclusivity provision through March 31, 2017, during which time the Company has agreed it will not solicit, negotiate, or accept any third-party proposals regarding the acquisition of the Company, any merger or consolidation with or involving the Company, or any other “Competing Transaction” (as defined in the LOI) of the Company, except for the sale of the Company’s vehicle upfitting business described above.

The foregoing information is a summary of the agreements involved in the transaction described above, is not complete, and is qualified in its entirety by reference to the full text of such agreements, copies of which are attached as exhibits to this Current Report on Form 8-K.  Readers should review such agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description of Exhibit
10.1	Letter of Intent and Term Sheet between Brekford Corporation and KeyStone Solutions, Inc., dated as of December 6, 2016

99.1	Press release, dated December 7, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BREKFORD CORPORATION

Date: December 7, 2016	By:	/s/ Rodney Hillman
	Name:	Rodney Hillman
	Title:	President and Chief Operating Officer

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